SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: December 7, 1999
                       (Date of earliest event reported)

                         Commission file number 0-20743


                             OPEN PLAN SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Virginia                                          54-1515256
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

         4299 Carolina Avenue,                                 23222
     Building C, Richmond, Virginia                          (Zip Code)
(Address of principal executive office)


                                 (804) 228-5600
              (Telephone number of registrant, including area code)

Item 5. Other Events.

     The press release issued by the Registrant on December 9, 1999 and attached hereto as Exhibit 99 iS incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits

               (99) Press Release issued by the Registrant on December 9, 1999.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Open Plan Systems Inc.
                                                       (Registrant)


                                                  By: /s/ Neil F. Suffa
                                                      Neil F. Suffa
                                                      Corporate Controller and
                                                      Secretary


Dated December 22, 1999

                            OPEN PLAN SYSTEMS, INC.

                                  EXHIBIT INDEX


           Exhibit No.         Description
           ------------------- ------------------------------------------------------------------------
           99                  Press Release issued by the Registrant on December 9, 1999.

December 9, 1999                            CONTACT:                  Jack Hobey
FOR IMMEDIATE RELEASE                                              Bill Crabtree
                                                                      Neil Suffa
                                                                    804-228-5600


                        OPEN PLAN SYSTEMS, INC. ANNOUNCES
                        RESOLUTION OF ARBRITRATION MATTER


RICHMOND,  VIRGINIA  (December  9,  1999)-  Open  Plan  Systems,  Inc.  (NASDAQ:
PLAN)(the "Company"), the largest independent remanufacturer of office work stations in the United States, today announced the results of the arbitration proceeding concerning a portion of the consideration for the 1996 acquisition of Immaculate Eagle, Inc. (d/b/a Total Facilities Management) ("TFM"). The arbitration panel agreed with the Company that the former TFM shareholders breached their warranties in three instances and awarded the Company $120,000. The balance of the contingent payment is now payable to the claimants. This payment includes 87,500 shares of the common stock of the Company which has been held in escrow and approximately $1.0 million plus interest. Additionally, reasonable and necessary legal fees and expenses were awarded to the former TFM shareholders. The estimate of the legal fees and expenses may not be determined until the first quarter of the year 2000. The $1.0 million payment itself will be recorded as goodwill and will not impact current year results.

Open Plan Systems Chief Executive Officer John L. Hobey stated, " We are pleased that the arbitrators agreed with the Company that the warranties had been breached but are disappointed in the size of the award. Closure of this matter is important and the payments required will not strain the Company's financial resources. The Company, as announced previously, is turning to the implementation of several key elements of its long range plan to gain profitable sales growth through expansion of the Company's geographic coverage and increase in the breadth and depth or our product line. These elements include the opening of two new sales offices during the next several months and determining the best method to expand its product offering to include remanufactured Steelcase product. I continue to be excited about the opportunities ahead of us for the year 2000 and beyond."

The Company cautions readers that the statements contained herein regarding the Company's future operations, the impact of the Company's business plan on future results of operations or expected levels of sales, expenses, margins and earnings for the Company are forward-looking statements based upon management's current knowledge and assumptions about future events, including anticipated levels of demand for the Company's remanufactured work stations and anticipated expense levels. Actual results may vary from those expressed herein. For a list of factors that could affect the Company's results of operations or management's expectations, see the description of forward-looking and cautionary statements in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-KSB for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission. The Company assumes no duty to update any of the statements in this release.

Open Plan Systems, Inc. remanufactures and markets modular office work stations through a network of Company sales offices and selected dealers. Work stations consist of moveable panels, work surfaces, storage units, lighting and electrical distribution combined into a single integrated unit.